Exhibit 99.1

FOR IMMEDIATE RELEASE

ReWalk Robotics Receives First Tranche of $5 Million as Part of $20 Million Strategic Investment from Timwell Corporation Limited

-- ReWalk to commence strategic partnership with Timwell to commercialize ReWalk products in China --

-- Ning Cong appointed to Board of Directors --

-- Establishes platform for accelerated growth in single largest stroke market --

Marlborough, MA/Yokneam Ilit, Israel – May 15, 2018 -- ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) announced today that the Company has received the first tranche of $5 million in funding as part of the $20 million strategic investment by Timwell Corporation Limited (“Timwell”), a Hong Kong corporation, and has appointed Ning Cong to its Board of Directors. The strategic investment transaction was originally announced on March 8, 2018.

As previously announced, ReWalk will receive $20 million in exchange for an aggregate of 16,000,000 of ReWalk ordinary shares, at a price per share of $1.25, as part of a broad strategic agreement to fund ReWalk’s overall development worldwide and to establish ReWalk’s presence in the Chinese market.

“We look forward to expanding the reach of ReWalk’s products in China to treat individuals with lower limb disabilities, including addressing the needs of the more than 11 million stroke survivors, and 2.4 million people who suffer a stroke each year in China, with our Restore soft-suit exoskeleton. Preparations for our joint venture are underway and we expect to support the market with an initial product order by the end of this year,” said ReWalk CEO Larry Jasinski.

“We are also pleased to welcome Ning Cong to our Board of Directors. Her financial expertise in the Asian markets will serve us well as we implement our strategic investment with Timwell, as well as facilitate our efforts to expand the reach of ReWalk’s products in China. We look forward to her insight and guidance,” concluded Jasinski.

Since April 2016, Ms. Cong has served as a co-founder, partner and manager of Ambrum Capital, which manages a private equity investment fund focusing primarily on the field of healthcare and engaging in strategic partnerships with healthcare companies in China. From November 2005 to March 2016, Ms. Cong served in multiple senior roles at Orchid Asia Group Management, Limited (“Orchid Asia”), where she served as a Managing Director from 2010-2016, an Investment Director from 2007-2010 and a Vice President from 2005-2007, and had been an investment committee member of Orchid Asia since 2008. Ms. Cong had fifteen private equity investments during her stay with Orchid Asia, and served as members of the board of directors for both privately held and publicly listed companies in China and in Hong Kong, including Shenzhen Lifetech Scientific Corporation, Shenzhen Comix Group Co., Ltd and Sangfor Technology Inc. Ms. Cong holds a Master in Business Administration from HEC School of Management in Paris, France, where she received the Gustave Eiffel Scholarship of Excellence.

Under terms of the agreement, ReWalk and Timwell, through its affiliates and RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) (“RealCan Ambrum”), plan to form a joint venture in China to develop, manufacture and market ReWalk’s products in China, including Hong Kong and Macau. All capital funding for the joint venture will be provided by RealCan Ambrum with ReWalk contributing the technology.

Timwell agreed to make the $20 million investment in three tranches. The first tranche of $5 million placed was released today. A second tranche of $10 million will be provided upon formation of the joint venture in China. The third tranche of $5 million is expected to be provided by December 31, 2018 and no later than April 1, 2019. The investment agreement also contains certain other conditions precedent, which must be satisfied at each tranche. In addition to the appointment of Ning Cong to ReWalk’s board of directors, Timwell may be able to designate additional directors, under the terms of the agreement.

The broader strategic investment agreement includes a joint venture agreement, license agreement and supply agreement which are expected to be executed no later than July 1, 2018. Additional information regarding the investment is included in ReWalk’s reports on Form 8-K filed with the Securities and Exchange Commission on March 8, 2018 and March 23, 2018.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. The company’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

This disclosure is not an offer to sell or a solicitation of offers to buy our ordinary shares. None of the ordinary shares to be issued to Timwell have been registered under the Securities Act, and such shares may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the previous opinion of ReWalk’s auditors in that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering;  ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; ReWalk’s ability to regain compliance with the continued listing requirements of the NASDAQ Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; the risk of substantial dilution resulting from the issuance to Timwell; the significant voting power and de facto voting control Timwell mayacquire; the risk that the remaining Timwell issuances will fail to close and the China joint venture will not form; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor Contact:
Lisa M. Wilson
President
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

Media Contact:
Jennifer Wlach
T: 202-261-4000
E: media@rewalk.com